Exhibit K14

                       NEW AMERICA HIGH INCOME FUND, INC.

                      SUBSCRIPTION RIGHTS AGENCY AGREEMENT


     This Subscription Rights Agency Agreement (the "Agreement") is made as of this ____ day of January, 1998, by and between New America High Income Fund, a Maryland Corporation (the "Fund"); and State Street Bank and Trust Company, a national banking association, as subscription and distribution agent ("Agent").

     WHEREAS, the Fund proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Fund (the "Subscription Certificates") to shareholders of record (the "Shareholders") of its Common Stock, par value $.01 per share (the "Common Stock"), as of a record date specified by the Fund (the "Record Date"), pursuant to which each Shareholder will have certain rights (the "Rights") to subscribe for shares of Common Stock, as described in and upon such terms as are set forth in the final prospectus (the "Prospectus") included in the Form N-2 Registration Statement originally filed by the Fund with the Securities and Exchange Commission on December 24, 1997, as amended (as amended, the "Registration Statement"), in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Act") and the Investment Company Act of 1940, as amended;

     WHEREAS, the Fund wishes the Agent to perform certain acts on its behalf and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

     1. Pursuant to resolution of its Board of Directors, the Fund hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

     2. Each Subscription Certificate shall evidence the Rights of the Shareholder therein named to purchase Common Stock upon the terms and conditions therein and herein set forth.

     (b) Upon the written advice of the Fund signed by its Chairman, President, Secretary or Assistant Secretary, as to the Record Date, the agent shall, from a list of Shareholders as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent of the Fund, prepare and record Subscription Certificates in the names of the Shareholders, setting forth the number of Rights to subscribe to Common Stock calculated on the basis of one Right for each share of Common Stock recorded on the books of the Fund in the name of each such Shareholder as of the Record Date.


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     (c) Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimiles signatures of a duly authorized Officer of the Fund. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall be as promptly as practicable countersign and deliver the Subscription Certificates, together with a copy of the Prospectus, as instructed by the Fund. No Subscription Certificate shall be valid for any purposes unless so executed. Should any Officer whose signature has been placed upon a Subscription Certificate cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

     3. Rights and Issuance of Subscription Certificates.

     (a) Each Subscription Certificate shall be transferable and shall, unless exercised by the holder thereof in the manner set forth in the Prospectus expire upon the expiration of the offer. The Agent shall, in its capacity as transfer agent for the Fund, maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Rightholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Rightholder in whose name it is recorded to the following:

          (1) The right (the "Basic Subscription Right") to purchase a number of shares of Common Stock equal to one share of Common Stock for every one Right; provided, however, that no fractional shares of Common Stock shall be issued; and

          (2) The right (the "Oversubscription Right") to purchase additional shares of Common Stock, subject to the availability of such shares and to allotment of such shares as may be available among Rightholders who exercise Oversubscription Rights on the basis specified in the Prospectus; provided, however, that a Rightholder who has not exercised his Basic Subscription Right with respect to the full number of shares that such Rightholder is entitled to purchase by virtue of his Basic Subscription Right as of the Expiration Date, if any, shall not be entitled to any Oversubscription Right.

     (b) A Rightholder may exercise his Basic Subscription Right and Oversubscription Right by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Rightholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the estimated subscription price for each share of Common Stock subscribed for by exercise of such Rights, in United States dollars by money order or check drawn on a bank located in the U.S. and in each case payable to the order of "The New America High Income Fund, Inc."

     (c) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. Eastern Time on such date as the Fund shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall

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be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

     (d) Not withstanding the provisions of Section 3(b) and 3(c) above regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. New York City Time on the Expiration Date, if prior to such time the Agent receives a properly completed and executed notice of guaranteed delivery in the form accompanying the Prospectus by facsimile (telecopier) or otherwise from a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program, guaranteeing delivery of (i) payment of the full subscription price for shares purchased and subscribed for by virtue of a Subscription Certificate, and (ii) a properly completed and executed Subscription Certificate, then such exercise of Basic Subscription Rights and Oversubscription Rights shall be regarded as timely, subject, however, to receipt of the duly-executed Subscription Certificate by the Agent within three business days after the Expiration Date and receipt of full payment within ten business days after the Confirmation Date (as defined below).

     (e) On a date (the "Confirmation Date") that is no later than four business days after the Expiration Date, the Agent shall send a confirmation to each Rightholder (or, for shares of Common Stock on the Record Date held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee), showing (i) the number of shares acquired pursuant to the Basic Subscription Rights, (ii) the number of shares, if any, acquired pursuant to the Oversubscription Rights, (iii) the per share (the "Subscription Price") and total purchase price for the shares, and (iv) any additional amount payable by the Rightholder to the Fund or any excess to be refunded by the Fund to the Rightholder, in each case, based on the Subscription Price. Any additional payment required from a Rightholder must be received by the Agent within ten business days after the Confirmation Date. Any excess payment to be refunded by the Fund to a Rightholder shall be mailed by the Agent to the Rightholder as provided in Section 6 below.

     4. If, after allocation of shares of Common Capital Stock to persons exercising Basic Subscription Rights, there remain unexercised Rights, then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to persons exercising Oversubscription Rights, in the amounts of such oversubscriptions. If sufficient Remaining Shares are not available to honor all oversubscriptions, the available shares will be allocated first among persons exercising Oversubscription Rights who subscribe for an aggregate of 1,000 or fewer shares (inclusive of shares subscribed for by such persons exercising Oversubscription Rights in the Primary Subscription). Shares remaining thereafter will be allocated among those who oversubscribe based on the number of Rights originally exercised by them in the Primary Subscription. The percentage of Remaining Shares each person exercising Oversubscription Rights may acquire may be rounded up or down to result in delivery of whole Shares. The allocation process may involve a series of allocations in order to assure that the total number of shares available for oversubscriptions is distributed on a pro rata basis.


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     5. All proceeds from the exercise of Rights shall be held by the Agent in a segregated, interest-bearing account in the name of the Fund. The Agent shall advise the Fund immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

     6. (a) The Agent shall mail to the Rightholders as promptly as practicable after the Confirmation Date and after full payment for the shares subscribed for has cleared: (i) certificates representing those shares purchased pursuant to exercise of Basic Subscription Rights and those shares purchased pursuant to the exercise of Oversubscription Rights; and (ii) in the case of each Rightholder who subscribed and paid for shares at an estimated Subscription Price greater than the actual Subscription Price, a refund in the amount of the difference between the estimated Subscription Price and the actual Subscription Price.

     (b) The Agent shall deliver the proceeds of the exercise of Rights to the Fund as promptly as practicable, but in no event later than 20 business days after the Confirmation Date.

     7. (a) The Agent shall account promptly to the Fund with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of shares of Common Stock upon the exercise of Rights.

     (b) The Agent will advise the Fund from day to day during the period of, and promptly after the termination of, the Offer as to all the names and addresses of Rightholders exercising Rights, the total number of Rights, exercised by each Rightholder during the immediately preceding day (indicating the total number of Rights verified to be proper form for exercise, rejected for exercise and being processed) and the number of Rights exercised on Subscription Certificates indicating a soliciting broker as the broker-dealer with respect to such exercise and such other information as the Fund may reasonably request.

     (c) The Agent shall notify the Fund no later than 5:00 p.m., Eastern Time, on the first business day following the Expiration Date, of the number of Rights exercised, the total number of Rights verified to be in proper form for exercise, rejected for exercised and being processed, and the number of Rights exercised on Subscription Certificates indicating a soliciting broker as the broker-dealer with respect to such exercise and such other information as the Fund or the Dealer Manager may reasonably request.

     (d) Upon request of the Fund after the Confirmation Date, the Agent shall notify the Fund of any Right with respect of which the full amount due upon the exercise thereof has not been received and the soliciting broker, if any, specified as the broker-dealer with respect to such right.

     8. In the event the Agent does not receive, within ten business days after the Confirmation Date, any amount due from a Rightholder as specified in Section 3 (e), then it shall take such action with respect to such Rightholder's Rights as may be instructed in writing by the Fund, including without limitation (i) applying any payment actually received by it toward the

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purchase of the greatest whole number of shares of Common Stock which could be acquired with such payment, (ii) allocating unpaid for shares subject to such Subscription Rights to one or more other Rightholders, and (iii) selling all or a portion of the shares of Common Stock deliverable upon exercise of such Rights on the open market, and applying the proceeds thereof to the amount owed.

     9. No Subscription Certificate shall entitle a Rightholder to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any Rightholder any of the rights of a shareholder of the Fund or any right to vote, give or withhold consent to any action by the Fund (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting shareholders or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

     10. If there shall be delivered to the Agent (i) evidence to the Agent's and the Fund's satisfaction of the destruction, loss or theft of any Subscription Rights and (ii) such security or indemnity as may be required by the Agent and the Fund to save each of them harmless, then, in the absence of notice to the Agent that the Rights evidenced by such Subscription Rights have been acquired by a bona fide purchaser, the Agent may issue a new Subscription Certificate for a like number of Rights in substitution for the Subscription Certificate so lost, stolen or mutilated or destroyed.

     11. (a) The Fund covenants that all shares of Common Stock issued on exercise of Rights will be validly issued, fully paid, non-assessable and free of preemptive rights.

     (b) Upon request, the Fund shall furnish to the Agent an opinion of counsel or other evidence satisfactory to the Agent to the effect that a registration statement is then in effect with respect to its shares of Common Stock issuable upon exercise of the Rights set forth in the Subscription Rights. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from the Fund and such assurances as it may reasonably request that it may comply with such instruction without violations of the Act.

     12. (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any document by any of the parties hereto, provided that such corporation would be eligible for appointment as a successor to the Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Certificates

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shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the Agent and deliver such Subscription Certificates as countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the successor to the Agent may countersign such Subscription Certificates either in the name of the Agent or in the name of the successor Agent, and in all such cases such Subscription Certificates shall have the full force and legal effect provided in the Subscription Certificates and in this Agreement.

     (b) If, at any time, the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

     13. The Fund agrees to pay to the Agent at the completion of the offering, on demand of the Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable out-of-pocket expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

     14. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

     (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of the Fund delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (b) The Agent shall not be responsible for and the Fund shall indemnify and hold the Agent harmless from and against, any and all losses, damages, costs, charges, counsel feels, payments, expenses and liability arising out of or attributable to all actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

     (c) The Agent shall be liable hereunder only for its own negligence or misconduct, and for the negligence or misconduct of its agents or subcontractors.

     (d) Nothing herein shall preclude the Agent from acting in any other capacity for the Fund or for any other legal entity;

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     (e) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of the Fund and to apply to any such officer or assistant officer of the Fund for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer of the Fund; and

     (f) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Subscription Certificate or Certificate for Common Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     15. The Agent may, without the consent or concurrence of the Shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Fund in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Fund) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate or the Prospectus except insofar as any such change may confer additional rights upon the Shareholders.

     16. All the covenants and provisions of this Agreement by or for the benefit of the Fund or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     17. The validity, interpretation and performance of this Agreement shall be governed by the law of the Commonwealth of Massachusetts.

     18. All capitalized terms used herein and not defined herein shall have the meaning specified in the Prospectus.



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STATE STREET BANK AND                           THE NEW AMERICA HIGH INCOME
TRUST COMPANY                                   FUND, INC.


_____________________________                   ________________________________
Signature                                       Signature

_____________________________                   ________________________________
Title                                           Title



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